Exhibit 99.1

Southern First Reports Results for Third Quarter 2019

Greenville, South Carolina, October 22, 2019 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today announced its financial results for the three- and nine-month periods ended September 30, 2019.

2019 Third Quarter Highlights

●	Net income improved to $7.4 million, a 28.2% increase over Q3 2018
●	Diluted EPS improved to $0.95 per share, a 26.7% increase over Q3 2018
●	Efficiency ratio of 53.0% for Q3 2019, compared to 56.5% for Q3 2018
●	Loan growth of $29.1 million, or 6.4% on an annualized basis
●	Deposit growth of $45.3 million, or 9.7% on an annualized basis
●	Core deposit growth of $70.6 million, or 17.3% on an annualized basis
●	Completion of $23.0 million, 4.75% fixed-to-floating rate, subordinated debt offering

“I am proud to report another quarter of outstanding performance with $7.4 million in earnings and core deposit growth of $70.6 million,” stated Art Seaver, the Company’s Chief Executive Officer. “Our team is intent on serving our clients and providing a unique client experience, as evidenced by the growth in new client relationships and retail deposits as well as excellent production by our mortgage team.”

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2019	2019	2019	2018	2018
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$7,412	7,240	6,009	5,783	5,782
Earnings per common share, diluted	0.95	0.93	0.78	0.75	0.75
Total revenue(1)	21,675	20,629	18,812	18,473	18,034
Net interest margin (tax-equivalent)(2)	3.36%	3.43%	3.52%	3.59%	3.60%
Return on average assets(3)	1.37%	1.43%	1.28%	1.24%	1.28%
Return on average equity(3)	15.20%	15.72%	13.74%	13.46%	13.98%
Efficiency ratio(4)	52.98%	55.11%	56.60%	56.25%	56.49%
Noninterest expense to average assets(3)	2.12%	2.24%	2.26%	2.23%	2.26%
Balance Sheet ($ in thousands):
Total Loans(5)	$1,838,427	1,809,355	1,733,964	1,677,332	1,620,201
Total deposits	1,899,295	1,854,008	1,758,235	1,648,136	1,589,483
Core deposits(6)	1,690,294	1,619,722	1,527,755	1,434,125	1,390,626
Total assets	2,201,626	2,116,044	2,014,426	1,900,614	1,857,707
Loans to deposits	96.80%	97.59%	98.62%	101.77%	101.93%
Holding Company Capital Ratios(7):
Total risk-based capital ratio	13.63%	12.31%	12.43%	12.49%	12.50%
Tier 1 risk-based capital ratio	11.51%	11.40%	11.48%	11.53%	11.48%
Leverage ratio	9.82%	9.95%	10.17%	10.14%	10.15%
Common equity tier 1 ratio(8)	10.80%	10.67%	10.72%	10.73%	10.66%
Tangible common equity(9)	9.02%	8.97%	8.99%	9.15%	8.99%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.32%	0.27%	0.30%	0.31%	0.33%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.09%	0.03%	0.00%	0.11%	0.06%
Allowance for loan losses as a percentage of loans(5)	0.86%	0.89%	0.93%	0.94%	1.00%
Allowance for loan losses as a percentage of nonaccrual loans	225.50%	277.91%	265.35%	270.36%	270.54%
[Footnotes to table located on page 6]

INCOME STATEMENTS - Unaudited

	Quarter Ended					Nine months Ended
	Sept 30	June 30	Mar 31	Dec 31	Sept 30	Sept 30
(in thousands, except per share data)	2019	2019	2019	2018	2018	2019	2018
Interest income
Loans	$22,817	22,098	20,889	20,405	19,159	65,804	53,314
Investment securities	576	539	549	517	487	1,664	1,284
Federal funds sold	663	451	174	157	219	1,288	980
Total interest income	24,056	23,088	21,612	21,079	19,865	68,756	55,578
Interest expense
Deposits	6,409	6,175	5,375	4,645	3,928	17,959	10,191
Borrowings	368	374	419	437	436	1,161	1,232
Total interest expense	6,777	6,549	5,794	5,082	4,364	19,120	11,423
Net interest income	17,279	16,539	15,818	15,997	15,501	49,636	44,155
Provision for loan losses	650	300	300	600	400	1,250	1,300
Net interest income after provision for loan losses	16,629	16,239	15,518	15,397	15,101	48,386	42,855
Noninterest income
Mortgage banking income	3,055	2,830	1,857	1,233	1,354	7,741	4,311
Service fees on deposit accounts	271	265	265	271	257	802	769
ATM and debit card income	464	443	380	404	381	1,287	1,085
Income from bank owned life insurance	282	222	216	217	221	720	662
Other income	324	330	276	351	320	930	898
Total noninterest income	4,396	4,090	2,994	2,476	2,533	11,480	7,725
Noninterest expense
Compensation and benefits	7,668	7,399	6,783	6,753	6,599	21,850	18,808
Occupancy	1,416	1,343	1,339	1,286	1,350	4,099	3,763
Outside service and data processing costs	1,073	1,045	960	902	841	3,078	2,400
Insurance	145	280	318	298	376	743	987
Professional fees	399	414	439	365	275	1,252	1,208
Marketing	237	236	260	204	215	733	652
Other	546	651	549	583	532	1,745	1,554
Total noninterest expenses	11,484	11,368	10,648	10,391	10,188	33,500	29,372
Income before provision for income taxes	9,541	8,961	7,864	7,482	7,446	26,366	21,208
Income tax expense	2,129	1,721	1,855	1,699	1,664	5,705	4,702
Net income available to common shareholders	$7,412	7,240	6,009	5,783	5,782	20,661	16,506

Earnings per common share – Basic	$0.98	0.97	0.81	0.78	0.78	2.75	2.24
Earnings per common share – Diluted	0.95	0.93	0.78	0.75	0.75	2.66	2.13
Basic weighted average common shares	7,548	7,496	7,459	7,428	7,400	7,501	7,369
Diluted weighted average common shares	7,781	7,756	7,742	7,726	7,746	7,760	7,741

Net income for the third quarter of 2019 was $7.4 million, a 28.2% increase over the third quarter of 2018. For the nine months ended September 30, 2019, net income was $20.7 million, an increase of 25.2% over the nine months ended September 30, 2018. Net interest income increased 11.5% for the third quarter of 2019 compared to the third quarter of 2018 and 12.4% for the first nine months of 2019 as compared to the first nine months of 2018. The increase in net interest income was driven by growth in interest-earning assets, partially offset by growth in interest-bearing deposits.

Noninterest income increased $1.9 million, or 73.5%, during the three months ended September 30, 2019 compared to the three months ended September 30, 2018, and increased $3.8 million, or 48.6%, for the nine months ended September 30, 2019 compared to the nine months ended September 30, 2018. The increase for both the three- and nine-month periods was driven by higher mortgage banking income as a result of additional mortgage executives and the favorable mortgage rate environment.

Noninterest expense increased $1.3 million, or 12.7%, for the third quarter of 2019 compared to the third quarter of 2018, and increased $4.1 million, or 14.1%, for the first nine months of 2019 compared to the first nine months of 2018. The increase in noninterest expense for both the three- and nine-month periods related primarily to increases in compensation and benefits, occupancy, and data processing and related costs as we continue to expand our footprint in South Carolina, North Carolina, and Georgia. Included in noninterest expense are mortgage banking expenses of $1.9 million and $4.7 million for the three and nine months ended September 30, 2019, respectively, and $1.1 million and $3.2 million for the three and nine months ended September 30, 2018, respectively.

Our effective tax rate was 22.3% for both three-month periods ended September 30, 2019 and 2018 and 21.6% and 22.2% for the nine months ended September 30, 2019 and September 30, 2018, respectively.

NET INTEREST INCOME AND MARGIN - Unaudited

	For the Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
(dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate(3)	Average Balance	Income/ Expense	Yield/ Rate(3)	Average Balance	Income/ Expense	Yield/ Rate(3)
Interest-earning assets
Federal funds sold and interest-bearing deposits	$111,169	$663	2.37%	$71,905	$451	2.52%	$44,532	$219	1.95%
Investment securities, taxable	83,183	538	2.57%	74,172	501	2.71%	66,706	446	2.65%
Investment securities, nontaxable(2)	5,097	51	3.94%	5,288	49	3.74%	5,431	53	3.89%
Loans(10)	1,840,450	22,817	4.92%	1,786,532	22,098	4.96%	1,592,279	19,159	4.77%
Total interest-earning assets	2,039,899	24,069	4.68%	1,937,897	23,099	4.78%	1,708,948	19,877	4.61%
Noninterest-earning assets	109,395			94,673			77,708
Total assets	$2,149,294			$2,032,570			$1,786,656
Interest-bearing liabilities
NOW accounts	$215,125	159	0.29%	$199,118	140	0.28%	$240,454	121	0.20%
Savings & money market	899,407	4,106	1.81%	849,570	3,879	1.83%	686,609	2,324	1.34%
Time deposits	374,200	2,144	2.27%	381,593	2,156	2.27%	328,516	1,483	1.79%
Total interest-bearing deposits	1,488,732	6,409	1.71%	1,430,281	6,175	1.73%	1,255,579	3,928	1.24%
FHLB advances and other borrowings	25,037	218	3.45%	25,136	217	3.46%	36,151	285	3.13%
Subordinated debentures	13,642	150	4.36%	13,403	157	4.70%	13,403	151	4.47%
Total interest-bearing liabilities	1,527,411	6,777	1.76%	1,468,820	6,549	1.79%	1,305,133	4,364	1.33%
Noninterest-bearing liabilities	428,444			379,023			317,423
Shareholders’ equity	193,439			184,727			164,100
Total liabilities and shareholders’ equity	$2,149,294			$2,032,570			$1,786,656
Net interest spread			2.92%			2.99%			3.28%
Net interest income (tax equivalent) / margin		$17,292	3.36%		$16,550	3.43%		$15,513	3.60%
Less: tax-equivalent adjustment(2)		13			11			12
Net interest income		$17,279			$16,539			$15,501

Net interest income was $17.3 million for the third quarter of 2019, a $740,000 increase from the second quarter of 2019 and a $1.8 million increase from the third quarter of 2018. The increases in net interest income resulted primarily from the growth in our cash balances and loan portfolio, which was partially offset by growth in interest-bearing deposits. Our net interest margin, on a tax-equivalent basis, was 3.36% for the third quarter of 2019, a seven basis point decrease from 3.43% for the second quarter of 2019 and a 24 basis point decrease from 3.60% for the third quarter of 2018. Our average interest-earning assets increased by $102.0 million during the third quarter of 2019 for interest income of $24.1 million, or a yield of 4.68%, while our average interest-bearing liabilities increased by $58.6 million for interest expense of $6.8 million, or a cost of 1.76%. While our average loans grew by $53.9 million and our average federal funds sold and interest-bearing deposits grew by $39.3 million during the third quarter, our yield on interest-earning assets declined by 10 basis points from the second quarter of 2019. In addition, our interest-bearing liabilities, which consist primarily of interest-bearing deposits, grew by $58.6 million, while the total cost of funds declined three basis points in the third quarter of 2019.

BALANCE SHEETS - Unaudited

	Ending Balance
	September 30	June 30	March 31	December 31	September 30
(in thousands, except per share data)	2019	2019	2019	2018	2018
Assets
Cash and cash equivalents:
Cash and due from banks	$44,349	12,220	16,853	17,434	15,199
Federal funds sold	19,215	64,520	75,207	35,882	21,836
Interest-bearing deposits with banks	70,959	40,044	25,246	19,557	52,956
Total cash and cash equivalents	134,523	116,784	117,306	72,873	89,991
Investment securities:
Investment securities available for sale	89,427	75,252	73,300	74,905	66,886
Other investments	3,307	3,311	3,309	4,121	4,929
Total investment securities	92,734	78,563	76,609	79,026	71,815
Mortgage loans held for sale	40,630	24,509	9,393	9,241	9,298
Loans(5)	1,838,427	1,809,355	1,733,964	1,677,332	1,620,201
Less allowance for loan losses	(15,848)	(16,144)	(16,051)	(15,762)	(16,140)
Loans, net	1,822,579	1,793,211	1,717,913	1,661,570	1,604,061
Bank owned life insurance	39,730	39,448	34,226	34,010	33,793
Property and equipment, net	54,846	48,262	47,262	32,430	32,670
Deferred income taxes	8,970	7,049	3,877	4,020	7,998
Other assets	7,614	8,218	7,840	7,444	8,081
Total assets	$2,201,626	2,116,044	2,014,426	1,900,614	1,857,707
Liabilities
Deposits	$1,899,295	1,854,008	1,758,235	1,648,136	1,589,483
Federal Home Loan Bank advances	25,000	25,000	25,000	50,000	68,500
Subordinated debentures	35,887	13,403	13,403	13,403	13,403
Other liabilities	42,950	33,779	36,602	15,159	19,377
Total liabilities	2,003,132	1,926,190	1,833,240	1,726,698	1,690,763
Shareholders’ equity
Preferred stock - $.01 par value; 10,000,000 shares authorized	-	-	-	-	-
Common Stock - $.01 par value; 10,000,000 shares authorized	76	76	75	75	74
Nonvested restricted stock	(919)	(887)	(993)	(741)	(770)
Additional paid-in capital	105,378	104,354	103,600	102,625	102,171
Accumulated other comprehensive income (loss)	424	188	(379)	(917)	(1,622)
Retained earnings	93,535	86,123	78,883	72,874	67,091
Total shareholders’ equity	198,494	189,854	181,186	173,916	166,944
Total liabilities and shareholders’ equity	$2,201,626	2,116,044	2,014,426	1,900,614	1,857,707
Common Stock
Book value per common share	$26.05	25.12	24.14	23.29	22.41
Stock price:
High	41.69	39.16	39.10	39.00	47.00
Low	36.27	33.97	31.63	30.26	39.20
Period end	39.85	39.16	33.87	32.07	39.30
Common shares outstanding	7,619	7,558	7,506	7,466	7,449

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2019	2019	2019	2018	2018
Nonperforming Assets
Commercial
Owner occupied RE	$-	-	-	-	-
Non-owner occupied RE	1,963	372	403	210	1,680
Construction	-	-	-	-	-
Commercial business	198	65	72	81	89
Consumer
Real estate	1,637	1,710	1,840	1,980	1,153
Home equity	467	442	1,249	1,006	850
Construction	-	-	-	-	-
Other	-	-	-	12	-
Nonaccruing troubled debt restructurings	2,763	3,220	2,485	2,541	2,194
Total nonaccrual loans	7,028	5,809	6,049	5,830	5,966
Other real estate owned	-	-	-	-	117
Total nonperforming assets	$7,028	5,809	6,049	5,830	6,083
Nonperforming assets as a percentage of:
Total assets	0.32%	0.27%	0.30%	0.31%	0.33%
Total loans	0.38%	0.32%	0.35%	0.35%	0.38%
Accruing troubled debt restructurings	$5,791	6,935	6,839	6,742	6,699

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2019	2019	2019	2018	2018
Allowance for Loan Losses
Balance, beginning of period	$16,144	16,051	15,762	16,140	16,100
Loans charged-off	(963)	(237)	(41)	(987)	(556)
Recoveries of loans previously charged-off	17	30	30	9	196
Net loans charged-off	(946)	(207)	(11)	(978)	(360)
Provision for loan losses	650	300	300	600	400
Balance, end of period	$15,848	16,144	16,051	15,762	16,140
Allowance for loan losses to gross loans	0.86%	0.89%	0.93%	0.94%	1.00%
Allowance for loan losses to nonaccrual loans	225.50%	277.91%	265.35%	270.36%	270.54%
Net charge-offs to average loans QTD (annualized)	0.21%	0.06%	0.00%	0.23%	0.09%

Total nonperforming assets increased by $1.2 million to $7.0 million, which represents 0.32% of total assets, an increase of five basis points compared to June 30, 2019. The increase in nonperforming assets was primarily a result of $2.9 million added to nonaccrual loans during the third quarter, partially offset by $1.6 million of nonaccrual loans removed or charged-off. The allowance for loan losses as a percentage of nonaccrual loans was 225.5% at September 30, 2019, a decrease from 277.9% at June 30, 2019 and 270.5% at September 30, 2018.

At September 30, 2019, the allowance for loan losses was $15.8 million, or 0.86% of total loans compared to $16.1 million, or 0.89% of total loans at June 30, 2019 and $15.8 million, or 0.94% of total loans at December 31, 2018. Net charge-offs were $946,000, or 0.21% on an annualized basis, for the third quarter of 2019 compared to $207,000, or 0.06% of net charge-offs, annualized, for the second quarter of 2019. Net charge-offs were $360,000 for the third quarter of 2018, or 0.09% on an annualized basis.

LOAN COMPOSITION - Unaudited

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2019	2019	2019	2018	2018
Commercial
Owner occupied RE	$392,896	390,727	386,256	367,018	372,120
Non-owner occupied RE	481,865	455,346	423,953	404,296	399,166
Construction	75,710	85,065	80,561	84,411	68,415
Business	290,154	292,564	281,502	272,980	244,348
Total commercial loans	1,240,625	1,223,702	1,172,272	1,128,705	1,084,049
Consumer
Real estate	346,512	342,100	330,538	320,943	311,271
Home equity	174,611	170,861	167,146	165,937	163,654
Construction	49,548	46,247	39,838	37,925	38,015
Other	27,131	26,445	24,170	23,822	23,212
Total consumer loans	597,802	585,653	561,692	548,627	536,152
Total gross loans, net of deferred fees	1,838,427	1,809,355	1,733,964	1,677,332	1,620,201
Less—allowance for loan losses	(15,848)	(16,144)	(16,051)	(15,762)	(16,140)
Total loans, net	$1,822,579	1,793,211	1,717,913	1,661,570	1,604,061

DEPOSIT COMPOSITION - Unaudited

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2019	2019	2019	2018	2018
Non-interest bearing	$414,704	368,906	359,754	346,570	300,331
Interest bearing:
NOW accounts	230,676	229,109	211,613	186,795	237,860
Money market accounts	891,784	857,478	791,490	730,765	680,824
Savings	15,912	15,180	15,451	15,486	16,041
Time, less than $100,000	55,501	59,382	61,331	63,073	62,744
Time and out-of-market deposits, $100,000 and over	290,718	323,953	318,596	305,447	291,683
Total deposits	$1,899,295	1,854,008	1,758,235	1,648,136	1,589,483

ABOUT SOUTHERN FIRST BANCSHARES
Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company’s wholly-owned subsidiary, Southern First Bank, is the third largest bank headquartered in South Carolina. Southern First Bank has been providing financial services since 1999 and now operates in 13 locations in the Greenville, Columbia, and Charleston markets of South Carolina as well as the Triangle and Triad regions of North Carolina and Atlanta, Georgia. Southern First Bancshares has assets of approximately $2.2 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.
____________________

Footnotes to tables:
(1)	Total revenue is the sum of net interest income and noninterest income.
(2)	The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3)	Annualized for the respective three-month period.
(4)	Noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Excludes mortgage loans held for sale.
(6)	Excludes out of market deposits and time deposits greater than $250,000.
(7)	September 30, 2019 ratios are preliminary.
(8)	The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9)	The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(10)	Includes mortgage loans held for sale.

FORWARD-LOOKING STATEMENTS
Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING  864-679-9070

MEDIA CONTACT: ART SEAVER  864-679-9010

WEB SITE: www.southernfirst.com